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Exhibit 23

Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-60518, Form S-8, No. 333-34352, Form S-8, No. 333-93271, Form S-8, No. 333-68993 and Form S-3, No. 333-68991) of American Capital Strategies, Ltd. and in the related Prospectuses, of our report dated February 11, 2003 (except Note 16, as to which the date is March 27, 2003), with respect to the consolidated financial statements, financial highlights and schedules of American Capital Strategies, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/ Ernst & Young LLP

McLean, Virginia
March 27, 2003

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  Exhibit 23
Consent of Independent Auditors